Richard E. Buck
                               Attorney at Law
                   Wyndhill Professional Center - Suite 10
                            8200 Flourtown Avenue
                              Wyndmoor, PA 19038
                                 215-233-2500
EMail:bucklog@netreach.net                                Fax No. (215)233-2976

RE: Registration Statement

Gentlemen:

        We have been asked to provide this opinion in connection with the regulation under the Securities Act of 1933 (the "Securities Act") of 100,000,000 shares of the common capital stock, par value $0.01 per share (the "Common Stock"), of Matthew 25 Fund, Inc. (the "Fund").

        We have reviewed the Articles of Incorporation of the Fund; the Bylaws of the Fund; the pertinent corporate proceedings; and such other items consider-ed to be material to determine the legality of authorized but unissued shares of the Fund's common stock.

        Based upon the foregoing, it is our opinion that upon effectiveness of the Securities Act Registration Statement of the Fund filed pursuant to the provisions of Section 24(e) of the Investment Company Act of 1940 to register 100,000,000 shares of the Common Stock and during such times as Registration Statement continues to be in effect, the Fund will be authorized to solicit, and cause to be solicited, share purchase orders and to issue its shares of Common Stock for a cash consideration, as described in the Fund's proposed prospectus and statement of additional information, which shares so issued will be validly issued, fully paid and non-assessable.

        We offer no opinion with respect to the offer and sale of the Fund's securities under the securities laws of several states, the District of Columbia ,any territory of the United States or any foreign country.

        We consent to the inclusion of this opinion as an Exhibit to the Seurities Act Registration Statement of the Fund and to the reference in the Fund's pospectus and/or statement of additional information to the fact that this opinion concerning the legality of the issue on behalf of the Fund, as issuer, has been rendered by us.



                                Very truly yours,



                                Richard E. Buck